UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 3, 2010

GARTNER, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06904-2212
(Address of Principal Executive Offices, including Zip Code)
(203) 316-1111
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The 2010 Annual Meeting of Stockholders of Gartner, Inc. was held on June 3, 2010. A total of 92,850,843 shares of the Company’s Common Stock was present or represented by proxy at the meeting. This represented 96.57% of the Company’s outstanding shares of Common Stock. The following matters were voted on and approved:
Proposal 1 — Election of Directors to a one year term:

	FOR	WITHHOLD
MICHAEL J. BINGLE	88,156,840	120,090
RICHARD J. BRESSLER	88,248,117	28,813
KAREN E. DYKSTRA	88,248,859	28,071
RUSSELL P. FRADIN	69,811,873	18,465,057
ANNE SUTHERLAND FUCHS	69,879,547	18,397,383
WILLIAM O. GRABE	80,539,446	7,737,484
EUGENE A. HALL	88,237,631	39,299
STEPHEN G. PAGLIUCA	88,143,511	133,419
JAMES C. SMITH	88,242,476	34,454
JEFFREY W. UBBEN	61,943,747	26,333,183
Proposal 2- Ratify Selection of KPMG LLP as independent registered public accounting firm for fiscal 2010:

FOR	AGAINST	ABSTAIN
91,931,629	905,930	13,284

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.
Date: June 8, 2010	By:	/s/ Christopher J. Lafond
Christopher J. Lafond
Executive Vice President, Chief Financial Officer